Exhibit 10.1

2012 STOCK OPTION PLAN

of

American International Ventures, INC.

1. Definitions. When used herein, unless the context otherwise requires:

(a). "Board of Directors" or "Board" shall mean the Board of Directors of the Corporation, as constituted at any time.

(b). "Chairman of Board" shall mean the person who at the time shall be Chairman of the Board of Directors. (c). “Code” shall mean the Internal Revenue Code of 1986, an amended.

(d). "Corporation" shall mean American International Ventures, Inc., or any parent, or successor thereof.

(e). "Fair Market Value" shall mean on a specified date shall be not less than (A) the last reported sale price of the Shares on such date on any regulated securities market, electronic bulletin board, "pink sheet" market, or other third party market, including the National Association Securities Dealers, Inc.'s OTCBB market, if any, on which Shares are primarily traded, but if no Shares were traded on such date, then on the last previous date on which any Share was so traded, or (B) if the Shares are not listed on any stock exchange or market, than the value as established by the Board for such date using any reasonable method of valuation.

(f). “Incentive Options” shall mean “incentive stock options” as that term is defined in Code Section 422 or the successor to that section in the Code.

(g). “Key Employee” shall mean a person designated by the Board of Directors who is employed by the Corporation and whose continued employment is considered to be in the best interests of the Corporation.

(h). “Key Individual” shall mean a person, other than an employee of the Corporation, designated by the Board of Directors who is committed to the interests of the Corporation.

(i). “Non-Qualified Options” shall mean options that are not intended to qualify, or otherwise do not qualify, as “incentive stock options” under the Code Section 422 or successor Section. To the extent that Options that are designated Incentive Options do not qualify as “incentive stock options” under the Code Section 422 or the successor to that section, those Options shall be treated as Non-Qualified Options.

(j). “Option” shall mean a grant of a Incentive Stock Option or a Non-Qualified Stock Option under the Plan and/or under any Option Agreement.

(k). “Optionee” shall mean a Key Employee or Key Individual that has been granted an Option under the Plan.

(l). "Options" shall mean the Stock Options granted pursuant to this Plan.

(m). "Option Agreement” shall mean any written agreement (including any amendment or supplements thereto) for Options issued under the Plan between the Corporation and either a Key Employee or a Key Individual.

(n). “Option Shares” shall mean shares of common stock, $0.00001 of the Corporation underlying an Option granted pursuant to the Plan.

(o). "Plan" shall mean this 2012 Stock Option Plan of American International Ventures, Inc., as may be amended from time to time.

(p). "President" shall mean the person who at the time shall be the President of the Corporation.

(q). “Non-Qualified Options” shall mean options that are not intended to qualify, or otherwise do not qualify, as “incentive stock options” under the Code Section 422 or successor Section.

(r). "Shares" shall mean the share of common stock, $0.00001 par value, of the Corporation.

(s). "Subsidiary" shall mean wholly owned subsidiary of the Corporation, if any.

2. Purpose.

(a) The purpose of the Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interests in the Corporation by employees and directors of, and consultants to, the Corporation upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operation and by providing such employees, directors and consultants with incentives to put forth maximum effort for the success of the Corporation's business. It is anticipated that the incentives will stimulate the efforts of such employees, directors and consultants on behalf of the Corporation and its Subsidiaries, and strengthen their desire to remain with the Corporation and its Subsidiaries. It also is expected that such incentives and the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable personnel.

(b). The Plan authorizes the Board of Directors to grant Incentive Options to Key Employees and to grant Non-Qualified Options to Key Employees and Key Individuals.

3. Administration. The Plan shall be administered by the Board of Directors as provided herein. Determination of the Board as to any question which may arise with respect to the interpretation of the provisions of the Plan and Options shall be final. The Board may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may been advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it shall deem advisable to effectuate their purpose. The Board may select each Optionee and shall determine (i) the number of Shares to be subject to each Incentive Option and Non-Qualified Option, (ii) the time at which each Incentive Option and Non-Qualified Option is to be granted, (iii) whether an Incentive Option and Non-Qualified Option shall be granted in exchange for the cancellation and termination of a previously granted option or options under the Plan or otherwise, (iv) the purchase price for the Incentive Option and Non-Qualified Option Shares, provided that the purchase price shall be a fixed, and cannot be a fluctuating, price, (v) the option period, including provisions for the termination of the Option prior to the expiration of the exercise period upon the occurrence of certain events, (vi) the manner in which an Incentive Option and Non-Qualified Option becomes exercisable, including whether portions of the Incentive Option and Non-Qualified Option become exercisable at different times, and (vii) such other terms and conditions as the Board may deem necessary or desirable.

4. Participants. Incentive Options may be granted only to Key Employees. Non-Qualified Options may be granted to both Key Employees and Key Individuals. Key Employees and Key Individuals my hold more than one option under the Plan and may hold options under the Plan as well as options under other plans of the Corporation. The parties, to whom Options are granted under this Plan, and the number of Shares subject to each such Option, shall be determined by the Board, in its sole discretion, subject to however, to the terms and conditions of this Plan. Key Employees to whom Options may be granted may include employees who are also directors of a Subsidiary, if any.

5. Shares. Subject to the provisions of Section 13 hereof, the Board may grant Options with respect to an aggregate of up to 5,000,000 Shares, all of which Shares may be either Shares held in treasury or authorized but unissued Shares. If the Shares that would be issued or transferred pursuant to any Option are not issued or transferred and cease to be issuable or transferable for any reason, the number of Shares subject to such Option will no longer be charged against the limitation provided herein and may again be made subject to Options.

6. Grant of Options. The number of any Options to be granted to any Optionee shall be determined by the Board in its sole discretion. Options may be granted to the same person at different times. The form of the Option shall be determined from time to time by the Board. A certificate of Option or Option Agreement signed by the Chairman of the Board or President or a Vice President of the Corporation shall be issued to each person to whom an Option is granted.

7. Purchase Price. Subject to paragraph 13, the purchase price per Share for Incentive Options and Non-Qualified Options shall be fixed by the Board at the time of grant of the Option, and shall not be fluctuating, but shall not be less than one hundred percent (100%) of the Fair Market Value on the date of such grant; provided, however, that the purchase price per share for the Shares to be purchased shall not be less than the par value for share.

8. Duration of Options. The duration of each Option shall be determined by the Board at the time of grant; provided however that the duration of any Option shall not be more than five (5) years from the date of grant.

9. Exercise of Options.

(a). Except as otherwise provided herein, Options, after the grant hereof, shall be exercisable by the holder at such rate and times as may be fixed by the Board at the time of grant. Notwithstanding the foregoing, all or part of any remaining unexercised Options granted to any person may be exercised upon the occurrence of such special circumstances or event as in the opinion of the Board merits special consideration, but in no event prior to the approval of the Plan by shareholders as provided in Section 21.

(b) During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee; provided that, subject to the following sentence, in the event of the legal disability of an Optionee, the guardian or personal representative of the Optionee may exercise the Option. If the Option is an Incentive Option it may be exercised by the guardian or personal representative of the Optionee only if the guardian or personal representative obtains a ruling from the Internal Revenue Service or an opinion of counsel to the effect that neither the grant nor the exercise of such power is violative of Code Section 422(b)(5) or the successor to that provision. Any opinion of counsel must be both from counsel acceptable to the Option Committee and in a form acceptable to the Option Committee.

(c) No Option Shares may be sold, transferred or otherwise disposed of within six months of the Date Of Grant by any person who is subject to the reporting requirements of Section 16(a) of the Exchange Act on the Date Of Grant.

(d) An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect, together with the Option certificate and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the President or officer of the Corporation appointed by the President for the purchase of receiving same. Payment of the full purchase price shall be made as follows; by delivery in cash, or by check payable to the order of the Corporation; or by any other method of payment as the Board in its discretion may permit.

(e) Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall also cause to be delivered to the person entitled to a new Option certificate in replacement of the certificate surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available for exercise, or the original Option certificate shall be endorsed to give effect to the partial exercise thereof.

(f) Notwithstanding any other provision of the Plan or Option, no Option granted pursuant to the Plan may be exercised at any time when the Option or the granting or exercise thereof violates any law or governmental order or ruling.

10. Consideration for Options. The Corporation shall obtain consideration for the grant of an Option as the Board in its discretion may determine.

11. Restrictions on Transferability of Options. Options shall not be transferable, except as authorized in writing by the Board of Directors in its sole discretion.

12. Termination of Options. All or part of any Option, to the extent unexercised, shall terminate immediately upon the death of an holder, or the termination or cessation for any reason of the holder's employment by, or service with, the Corporation or any Subsidiary, except that the holder shall have three months following the cessation of employment or service, and no longer, to exercise any unexercised Option that could have been exercised on the date on which such employment or service terminated; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option.

13. Adjustment Provision. If prior to the complete exercise of the any Option there shall be declared and paid a stock dividend upon the Shares or if the Shares shall be spilt up, converted, exchanged, reclassified, or in any way substituted for, then the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon future exercise of the Option to such number and kind of securities or cash or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate purchase price upon future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder. If any such event should occur, the number of Shares with respect to which Options remain to be issued, or with respect to which Options may be reissued, shall be adjusted in a similar manner.

Notwithstanding any other provision of the Plan, in the event of a recapitalization, rights offering, separation, reorganization, or any other change in the corporate structure or outstanding Shares, the Board may make such equitable adjustments to the number of Shares and class of shares available hereunder to any outstanding Options as it shall deem appropriate to prevent dilution or enlargement of rights.

Subject to any required action of shareholders, if the Corporation shall be the surviving company in any merger or consolidation, any Options granted hereunder shall cover the securities to which a holder of the number of Shares covered by the unexercised portion of the Option would have been entitled pursuant to the terms of the merger or consolidation.

Unless otherwise provided by the Board, upon any merger or consolidation in which the Corporation is not the surviving company, a dissolution or liquidation of the Corporation or a sale of substantially all or all of its assets, all Options outstanding hereunder must be exercisable immediately prior to such merger or consolidation, except that the surviving corporation may grant an option or options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve the rights and benefits of any Option then outstanding hereunder.

Any fractional shares or securities issuable upon the exercise of an Option as a result of any of the foregoing adjustments, may, in the discretion of the Board, be eliminated or payable in cash based upon the Fair Market Value of such shares or securities at the time of such exercise.

14. Issuance of Shares and Compliance with Securities Act. The Corporation may postpone the issuance and delivery of the Option Shares until (a) the admission of such Shares to listing on any stock exchange on which the Shares of the Corporation of the same class are then listed, and (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule, requirements or regulation as the Corporation shall determine to be necessary or advisable. Any holder of an Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as amended (the "Act"), to issue Shares in compliance with the provisions of the Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Option Shares, or may issue stop transfer orders with respect thereof.

15. Income Tax Withholding. If the Corporation or a Subsidiary is required to withhold any amounts by reason of any federal, state, provincial or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of the Option, the Corporation or the Subsidiary shall be entitled to deduct and withhold such amounts from any cash or payment to be made to the holder of the Option. In any event, the holder shall make available to the Corporation or such Subsidiary, promptly when requested by the Corporation or such Subsidiary; and the Corporation or Subsidiary shall be entitled to take and authorize such steps as it deems necessary in order to have such funds made available to the Corporation or Subsidiary out of funds or property due or to become due to the holder of such Option

16. Amendment to the Plan. Except as hereinafter provided, the Board may at any time withdraw or from time to time amend the Plan as it relates to, the terms and conditions of, any Option not therefore granted, and the Board, with the consent of the affected holder of any Option, may at any time withdraw or from time to time amend the Plan as it relates to, the terms and conditions of, any outstanding Option. Notwithstanding the foregoing, any amendment by the Board which would increase the number of Shares issuable under the Plan or change the class of Optionees shall be subject to the approval of the shareholders of the Corporation within one (1) year from date of adoption of such amendment.

17. No Right of Employment or Service. Nothing contained herein or in an Option shall be construed to confer upon any employee or consultant any right to be continued in the employ or service of the Corporation or any Subsidiary or mitigate any right of the Corporation or any Subsidiary to retire, request the resignation of or discharge or otherwise cease its services arrangement with any employee or consultant at any time, with or without cause.

18. Rights as a Stockholder. No person shall have any rights as a stockholder with respect to any share covered by an Option until that person shall become the holder of record of such share and, except as provided in Section 13, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

19. Limitation On Amount Of Option. The aggregate Fair Market Value of the Shares underlying all Incentive Options that have been granted to a particular Optionee and that become exercisable for the first time during the same calendar year shall not exceed $100,000, provided that this amount shall be increased or decreased, from time to time, as Code Section 422 or the successor to that Section, is amended so that this amount at all times shall equal the amount of the limitation set forth in the Code. For purposes of the preceding sentence, Fair Market Value of the Shares underlying any particular Option shall be determined as of the date that Option is granted.

20. Ten Percent Stockholder Rule. No Incentive Option may be granted to a Key Employee who, at the time the Incentive Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any "parent corporation" or "subsidiary corporation", as those terms are defined in Section 424, or its successor provision, of the Code, unless at the time the Incentive Option is granted the purchase price for the Shares is at least 110 percent of the Fair Market Value of the Shares on the date of such grant and the Incentive Option by its terms is not exercisable after the expiration of five years from the date of such grant. For purposes of the preceding sentence, stock ownership shall be determined as provided in Section 424, or its successor provision, of the Code.

21. Effective Date. The Plan is conditioned upon its approval by the shareholders of the Corporation on or before December 31, 2012 at any annual or special meeting of shareholders of the Corporation, except that this Plan is adopted and approved by the Board effective March 23, 2012 to permit the grant of Option prior to the approval of the Plan by the shareholders of the corporation as aforesaid. In the event the Plan is not approved by the shareholders of the Corporation as aforesaid, this Plan and any Options granted hereunder shall be void and of no force and effect.

22. Final Issuance Date. No Option shall be granted under the Plan after December 31, 2017.

23. Previous Options. All previous issued options are terminated as of March 23, 2012.

AMERICAN INTERNATIONAL VENTURES, INC.

6004 Tealside Court

Lithia, Florida 33547

WRITTEN CONSENT OF STOCKHOLDERS

GENERAL

This written consent of stockholders is being furnished to certain stockholders of American International Ventures, Inc., a Delaware corporation; in connection with the approval of the 2012 Stock Option Plan, by the written consent of holders of a majority of the Company’s voting capital stock. The outstanding voting capital stock of the company consists solely of the Company’s common stock $0.00001 par value.

On March 23, 2012, American International Ventures, Inc., a Delaware corporation (the “Company”), the Company’s Board of Directors approved and recommended that, the Company’s 2012 Option Plan and the proposed action be submitted to a vote of its shareholders. The record date established by the Board of Directors was October 22, 2012 (“Record Date”). Under Delaware General Corporation Law (“GDGCL”) a majority stockholder vote is required in order for the company to approve the 2012 option plan.

VOTE BY SHAREHOLDERS AND

ACTION IN LIEUE OF SHARHOLDERS MEETING

A vote of stockholders holding in excess of a majority of the voting capital to affect the Proposed Action is being sought from certain stockholders of record as of October 22, 2012. If the proposed action were not adopted by written consent, it would have been required to be considered by the Company’s stockholders at special stockholders meeting.

The elimination of the need for a special meeting of stockholders to take such action is made possible by Section 228 of the DGCL which provides that the written consent of the holders of outstanding shares entitled to vote at a meeting of stockholders, having not less than the minimum number of votes which would be necessary to authorize of take such action at a shareholders meeting, may be substituted for such a special meeting.

The Record Date established by the Company for purposes of determining a number of outstanding shares of voting capital stock of the Company for the actions stated herein is October 22, 2012. The only voting capital stock outstanding of the company is its common stock. On the Record Date, the total issued and outstanding shares of common stock of the Company were 196,970,044.

Upon receiving the required majority votes, the Company intends to file a notice to non-voting stockholders in the form of a Schedule 14C Information Statement. Pursuant to section 228 of the DGCL, no advance notice is required to be provided to the other stockholders; who have not consented in writing to such action, of the taking of the stated corporate action without a meeting of stockholders. No additional action will be undertaken pursuant to such written consents, and no dissenters rights under the DGCL are afforded to the company stockholders as a result of the action to be taken.

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the record date, there were 196,970,044 shares of common stock issued and outstanding, respectively. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. The common stock carries no pre-emptive, conversion or subscription rights and is not redeemable. On matters submitted to a shareholder votes a majority vote of shareholders are required to be actionable. Cumulative voting in the election of directors is denied. All shares of common stock are entitled to participate equally in dividends in rank equally upon liquidation. All shares of common stock when issued are fully paid and non-assessable by the company. There are no restrictions on repurchases of common stock by the company related to dividend or sinking fund installment arrearages.

As of October 22, 2012, the Company had 308 shareholders of record of our common stock. Although there are no restrictions on the Company’s ability to declare or pay dividends, the Company has not declared or paid any dividends since our inception and do not anticipate paying dividends in the future.

SECURITY OWNERSHIPOF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table identifies, as of the record date, the number and percentage of outstanding shares of common stock of the Company owned by (i) each person known to the Company who owns more than 5% of the outstanding common stock, (ii) each officer and director, and (iii) and officers and directors of the Company as a group. The following information is based upon 196,970,044 shares of common stock of the company which are issued and outstanding as of the record date. Unless indicated otherwise the address for each individual below is 6004 Tealside Court, Lithia, FL 33547, the address of the Company.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common	Gold’s Gold Group LTD(5)	77,700,000	39.45%
Common	Jack Wagenti(2)	27,987,499	14.91%
Common	Arthur de Witt Ackerman(3)	6,100,000	3.1%
Common	Frederick R. Dunne, Jr.(4)	1,100,000	0.056%
	Officers and Directors as a group (3 persons)	112,887,499	57.51%

___________________________________________________________________________

(1)

“Beneficial ownership” means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2)

Mr. Wagenti is Chairman, and Chief Financial Officer of the company. The amount includes 25,500,000 shares of common stock held individually by Mr. Wagenti and 2,487,499 shares of common stock held by Mr. Wagenti’s spouse. Mr. Wagenti disclaims beneficial ownership of the shares held by his spouse.

(3)

Arthur deWitt Ackerman is a Director of the Company.

(4)

Frederick R. Dunne, Jr. is a Director of the Company.

(5)

Gold’s Gold Group LTD address is one Map Street, 3rd Floor, Belize City, Belize

APPROVAL

Name

Signature

Shares Voted

/s/ Jack Wagenti

Jack Wagenti

____________________________

27,987,499

/s/ Arthur deWitt Ackerman

Arthur deWitt Ackerman

____________________________

  6,100,000

/s/ Frederick R. Dunne, Jr.

Frederick R. Dunne, Jr.

____________________________

  1,100,000

By:      /s/ Francisco Moreno

Gold’s Gold Group LTD

____________________________

77,700,000

  Secretary